                                                                    Exhibit 99.1

This Statement on Form 4 is filed by the Reporting Persons listed below.

Name of Designated Filer: INVUS PUBLIC EQUITIES, L.P.

Date of Event Requiring Statement: May 25, 2018.

Issuer Name: Lexicon Pharmaceuticals, Inc. [LXRX]

INVUS PUBLIC EQUITIES, L.P.

By: Invus Public Equities Advisors, LLC, its general partner

/s/ Raymond Debbane
----------------------------------------
Name: Raymond Debbane
Title: President

ARTAL INTERNATIONAL S.C.A.

By: Artal International Management S.A., its managing partner

By: /s/ Anne Goffard
    -----------------------------------
    Name: Anne Goffard
    Title: Managing Director

INVUS, L.P.

By: Invus Advisors, L.L.C., its general partner

By: /s/ Raymond Debbane
    -----------------------------------
    Name: Raymond Debbane
    Title: President

INVUS ADVISORS, L.L.C.

By: /s/ Raymond Debbane
    -----------------------------------
    Name: Raymond Debbane
    Title: President

INVUS PUBLIC EQUITIES ADVISORS, LLC

By: /s/ Raymond Debbane
    -----------------------------------
    Name: Raymond Debbane
    Title: President

ARTAL INTERNATIONAL MANAGEMENT S.A.

By: /s/ Anne Goffard
    -----------------------------------

    Name: Anne Goffard
    Title: Managing Director

ARTAL GROUP S.A.

By: /s/ Anne Goffard
    -----------------------------------
    Name: Anne Goffard
    Title: Authorized Person

WESTEND S.A.

By: /s/ Pascal Minne
    -----------------------------------
    Name: Pascal Minne
    Title: Director

STICHTING ADMINISTRATIEKANTOOR WESTEND

By: /s/ Pascal Minne
    -----------------------------------
    Name: Pascal Minne
    Title: Sole Member of the Board

MR. PASCAL MINNE

By: /s/ Pascal Minne
    -----------------------------------